EXHIBIT 10.43

Execution Copy

Third Amendment Agreement
to

Re: Note Purchase Agreements Dated as of September 10, 2001
and 7.56% Secured Notes due September 10, 2011

Dated as of
August 14, 2002

To Each of the holders
listed in Schedule A to
this Third Amendment Agreement

Ladies and Gentlemen:

Reference is made to (i) the separate Note Purchase Agreements each dated as of September 10, 2001 as amended by the First Amendment Agreement dated as of March 12, 2002, (the "First Amendment Agreement") among the Obligors (defined below) and each of you and as amended by the Second Amendment Agreement dated as of May 13, 2002, (the "Second Amendment Agreement") among the Obligors and each of you (the "Existing Note Purchase Agreements" and, as amended hereby, the "Note Purchase Agreements"), among Astec Industries, Inc., a Tennessee corporation (the "Company"), Astec Financial Services, Inc., a Tennessee corporation ("Financial" and, together with the Company, the "Obligors"), and the holders named on Schedule A attached thereto, respectively, (ii) the $80,000,000 aggregate principal amount of 7.56% Senior Secured Notes due September 10, 2011 of the Obligors, as amended by the First Amendment and by the Second Amendment Agreement (the "Existing Notes") and (iii) the Pledge Agreement dated as of September 10, 2001 between the Company and the Collateral Agent (the "Pledge Agreement").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment of certain provisions of the Existing Note Purchase Agreements as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Required Holders of the Existing Notes, this Third Amendment Agreement shall constitute a contract between us amending the Existing Note Purchase Agreements as of August 14, 2002, but only in the respects hereinafter set forth:

Section 1. Amendments to Existing Note Purchase Agreements.

Section 1.1. Section 10.3 of the Existing Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

"Section 10.3. Consolidated Total Debt Coverage. The Obligors will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Total Debt (excluding Guaranties of an Obligor or any Subsidiary for notes and accounts receivable sold of up to $5,000,000 in the aggregate in respect of true sale securitization transactions) to Consolidated Operating Cash Flow to exceed (a) 5.25 to 1.00 for the fiscal quarter ending on June 30, 2002, (b) 4.50 to 1.00 for the fiscal quarter ending on September 30, 2002, (c) 3.50 to 1.00 for the fiscal quarter ending on December 31, 2002 or (d) 3.00 to 1.00 for the fiscal quarters ending on or after March 31, 2003, in each case for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation."

Section 1.2. Section 10.4 of the Existing Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

"Section 10.4. Fixed Charge Coverage. The Obligors will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges to be less than (a) 1.00 to 1.00 for the fiscal quarter ending on June 30, 2002, (b) 1.10 to 1.00 for the fiscal quarter ending on September 30, 2002 or (c) 2.00 to 1.00 each fiscal quarter ending on or after December 31, 2002, in each case for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation."

Section 1.3. Schedule B to the Existing Note Purchase Agreements shall be and is hereby amended by adding or revising the following definitions thereto in alphabetical order:

"'Consolidated Total Debt Coverage Ratio' shall mean the ratio of Consolidated Total Debt (excluding Guaranties of an Obligor or any Subsidiary for notes and accounts receivable sold of up to $5,000,000 in the aggregate in respect of true sale securitization transactions) to Consolidated Operating Cash Flow, determined pursuant to and in accordance with the provisions of Section 10.3."

"'Leverage Ratio' shall mean the ratio of Consolidated Total Debt (excluding Guaranties of an Obligor or any Subsidiary for notes and accounts receivable sold of up to $5,000,000 in the aggregate in respect of true sale securitization transactions) to Consolidated Operating Cash Flow, determined pursuant to and in accordance with the provisions of Section 10.3."

"'Third Amendment Agreement' shall mean the Third Amendment Agreement dated as of August 14, 2002 to the Note Purchase Agreements dated as of September 10, 2001, as amended by the First Amendment Agreement and the Second Amendment Agreement, between and among the Obligors and the holders."

Section 2. Limited Waiver of Default under Existing Note Purchase Agreements.

The Required Holders waive the Events of Default arising under Section 10.3 and 10.4 of the Existing Purchase Agreements to the extent that (i) the Consolidated Total Debt Coverage Ratio was greater that 5.25 to 1.00, but not greater than 5.40 to 1.00 as of June 30, 2002 and (ii) the Fixed Charge Coverage Ratio was less than 1.00 to 1.00, but not less than .80 to 1.00 as of June 30, 2002.

Section 3. Conditions Precedent.

Section 3.1. This Third Amendment Agreement shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied:

(a) Each holder shall have received this Third Amendment Agreement, duly executed by the Obligors.

(b) The Required Holders shall have consented to this Third Amendment Agreement as evidenced by their execution thereof.

(c) The representations and warranties of the Obligors set forth in Section 4 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Third Amendment Agreement.

(d) Any consents or approvals from any holder or holders of any outstanding security of the Obligors or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.

(e) Each holder shall have received such Officer's Certificate and such certificates of a secretarial officer of each Obligor as it may reasonably request with respect to this Third Amendment Agreement and the transactions contemplated hereby.

(f) The Obligors shall have paid the fees and disbursements of the holders' special counsel, Chapman and Cutler, incurred in connection with the negotiation, preparation, execution and delivery of this Third Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Obligors at the time of the execution and delivery of this Third Amendment Agreement. Upon receipt of any supplemental statement after the execution of this Third Amendment Agreement, the Obligors will pay such additional fees and disbursements of the holders' special counsel which were not reflected in its accounting records as of the time of the delivery of the initial statement of fees and disbursements.

(g) Each holder shall have received a fully executed copy of the Third Amendment to Credit Agreement dated as of August 14, 2002 among the Obligors, the lender parties thereto and Bank One NA, as agent for such lenders (the "Third Amendment to Credit Agreement"), satisfactory in form and substance to the holders, a copy of which is attached hereto as Exhibit B.

(h) All corporate and other proceedings in connection with the transactions contemplated by this Third Amendment Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 4. Representations and Warranties.

The Obligors hereby represent and warrant that as of the date hereof and as of the date of execution and delivery of this Third Amendment Agreement:

(a) Each Obligor is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee.

(b) Each Obligor has the corporate power to own its property and to carry on its business as now being conducted.

(c) Each Obligor is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), assets, operations, properties or prospects of such Obligor.

(d) This Third Amendment Agreement and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Third Amendment Agreement has been duly executed and delivered by each Obligor and constitute legal, valid and binding obligations of each Obligor enforceable in accordance with their respective terms.

(e) Each Obligor represents and warrants that there are no other defaults under the Existing Note Purchase Agreements other than defaults under the provisions of the Existing Note Purchase Agreements as a result of violations of Sections 10.3 and 10.4 thereof as a result of (i) the Consolidated Total Debt Coverage Ratio being greater than 5.25 to 1.0 as of June 30, 2002, but not greater than 5.40 to 1.00 and (ii) the Fixed Charge Coverage Ratio being less than 1.00 to 1.00 but not less than .80 to 1.00 as of June 30, 2002.

(f) The execution, delivery and performance of this Third Amendment Agreement by each Obligor does not and will not result in a violation of or default under (A) the articles of incorporation or bylaws of such Obligor, (B) any material agreement to which each Obligor is a party or by which it is bound or to which such Obligor or any of its properties is subject, (C) any material order, writ, injunction or decree binding on each Obligor, or (D) any material statute, regulation, rule or other law applicable to each Obligor.

(g) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Third Amendment Agreement) is required in connection with the execution and delivery of this Third Amendment Agreement or the consummation of the transactions contemplated thereby.

(h) The Obligors have not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, without limitation thereof, in connection with the Credit Agreement dated as of September 10, 2001, as amended among the Obligors, the lender parties thereto and Bank One NA, as agent for such lenders, other than (i) reduction of total commitment under the Bank Credit Agreement from $125,000,000 to $100,000,000, (ii) the payment of legal fees of counsel to the Lenders and the Agent under the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement and the Third Amendment to Credit Agreement, (iii) the payment of the fees referred to in Section 4.3 of the First Amendment to Credit Agreement in an aggregate amount not in excess of $125,000 plus such other fees payable to the Agent as have been separately agreed to by the Agent and Obligors in connection with the First Amendment to Credit Agreement and (iv) the payment of the fees referred to in Section 4(b) of the Second Amendment to Credit Agreement in an aggregate amount not in excess of $125,000 plus such other fees payable to the Agent as have been separately agreed to by the Agent and Obligors in connection with the Second Amendment to Credit Agreement.

(i) The additional amount of accrued interest (as contemplated in the First Amendment Agreement and the Second Amendment Agreement) for the period from March 10, 2002 up to but not including August 15, 2002 is $433,888.06.

Section 5. Miscellaneous.

Section 5.1. Except as amended herein, all terms and provisions of the Existing Note Purchase Agreements, the Existing Notes, the Pledge Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 5.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to any of the Financing Documents without making specific reference to this Third Amendment Agreement, but nevertheless all such references shall be deemed to include this Third Amendment Agreement unless the context shall otherwise require. Your acceptance hereof will also constitute your agreement that prior to any sale, assignment, transfer, pledge or other disposition by you of any Notes, you shall either (i) impose on the Notes so to be disposed of an appropriate endorsement referring to this Third Amendment Agreement as binding on the parties hereto and upon any and all future holders of such Notes or (ii) at your option at any time, surrender such Notes for new Notes of the same form and tenor as the Notes so surrendered but revised to contain express textual reference to this Third Amendment Agreement. All expenses for the preparation of such new Notes and the exchange for such new Notes are to be borne by the Obligor.

Section 5.3. This Third Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Obligors herein shall survive the closing and the delivery of this Third Amendment Agreement.

Section 5.4. This Third Amendment Agreement shall be governed by and construed in accordance with Illinois law.

Section 5.5. The capitalized terms used in this Third Amendment Agreement shall have the respective meanings specified in the Note Purchase Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

The execution hereof by the holders shall constitute a contract among the Obligors and the holders for the uses and purposes hereinabove set forth. This Third Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Astec Industries, Inc.

By /s/ Richard W. Bethea
Its: Executive Vice President

Astec Financial Services, Inc.

By /s/ Albert E. Guth
Its: President

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Purchase Agreements.

American United Life Insurance Company

By: /s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Purchase Agreements.

The Guardian Life Insurance Company of America

By: /s/ Brian Keating
Name: Brian Keating
Title: Director - Fixed Income

The Guardian Insurance & Annuity Company, Inc.

By: /s/ Brian Keating
Name: Brian Keating
Title: Director - Fixed Income

Fort Dearborn Life Insurance Company

By: Guardian Investor Services LLC

By : /s/ Brian Keating
Name: Brian Keating
Title: Director - Fixed Income

The Berkshire Life Insurance Company of America

By: /s/ Brian Keating
Name: Brian Keating
Title: Director - Fixed Income

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Purchase Agreements.

National Life Insurance Company

By
Name:
Title:

Life Insurance Company of the Southwest

By
Name:
Title:

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Purchase Agreements.

Unum Life Insurance Company of America

By: Provident Investment Management, LLC, its Agent

By: /s/ David Fussell
Name: David Fussell
Title: Senior Vice President

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Purchase Agreements.

United of Omaha Life Insurance Company

By : /s/ Edwin H. Garrison, Jr.
Name: Edwin H. Garrison, Jr.
Title: First Vice President

Companion Life Insurance Company

By : /s/ Edwin H. Garrison, Jr.
Name: Edwin H. Garrison, Jr.
Title: Authorized Representative

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Purchase Agreements.

Nationwide Life Insurance Company

By : /s/ Mark W. Poeppelman
Name: Mark W. Poeppelman
Title: Associate Vice President

Nationwide Life and Annuity Insurance Company

By : /s/ Mark W. Poeppelman
Name: Mark W. Poeppelman
Title: Associate Vice President

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Purchase Agreements.

Teachers Insurance and Annuity Association of America

By: /s/ Estelle Simsolo
Name: Estelle Simsolo
Title: Director - Private Placements

SCHEDULE A
Name of Holder	Outstanding Principal Amount and Series of Notes Held as of August 14, 2002
American United Life Insurance Company	$3,000,000
CUDD & CO. (as nominee of The Guardian Life Insurance Company of America)	$5,000,000 $2,500,000
CUDD & CO. (as nominee of The Berkshire Life Insurance Company of America)	$5,000,000
CUDD & CO. (as nominee of The Guardian Insurance & Annuity Company, Inc.)	$1,000,000
Bank One & Co. (as nominee of Fort Dearborn Life Insurance Company)	$1,000,000 $500,000
National Life Insurance Company	$4,000,000
Life Insurance Company of the Southwest	$3,000,000
CUDD & CO. (as nominee of Unum Life Insurance Company of America)	$15,000,000
United of Omaha Life Insurance Company	$13,000,000
Companion Life Insurance Company	$2,000,000
Nationwide Life Insurance Company	$5,000,000
Nationwide Life and Annuity Insurance Company	$2,000,000
Teachers Insurance and Annuity Association of America	$18,000,000